UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2006

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2006 Bonus Plan

On February 17, 2006, the Compensation Committee of our Board of Directors approved our 2006 Bonus Plan for non-sales force personnel, which includes our named executives officers. The plan is intended to motivate employees to achieve business goals that should yield increased shareholder value, allow the Company to attract and retain quality employees by remaining competitive in the local employment market and reinforce a pay-for-performance culture. The size of the bonus pool available for payout under the 2006 Bonus Plan will be based on two equally-weighted metrics: (1) revenue derived from Testim® sales in fiscal 2006 and (2) the Company’s completion of specified research and development milestones in fiscal 2006. Bonuses awarded under the 2006 Bonus Plan will be paid in fiscal 2007 and will be based on the Company’s performance relative to these metrics and the recipient’s individual performance in fiscal 2006. The performance of each eligible employee will be evaluated by such employee’s manager, and in the case of our named executive officers, reviewed and approved by the Compensation Committee of our Board of Directors.

2005 Cash Bonus Awards, 2006 Base Salary, 2006 Target Cash Bonus Awards for Named Executive Officers

On February 17, 2006, the Compensation Committee of our Board of Directors (i) approved the payment of annual incentive cash bonus awards for the 2005 fiscal year, (ii) approved base salary increases and (iii) set target cash bonus awards under our 2006 Bonus Plan, for our named executive officers. The base salary increases are effective February 17, 2005, with the exception of Edward F. Kessig’s increase which is effective retroactive to October 25, 2005. The following table sets forth information regarding (i) 2005 base salaries (for comparison purposes only), (ii) annual incentive cash bonus awards for the 2005 fiscal year, (iii) 2006 base salaries, and (iv) 2006 target cash bonus awards, for each of our named executive officers:

Executive Officer	Title	2005 Base Salary (1)	2005 Cash Bonus	2006 Base Salary (2)	2006 Target Cash Bonus (as a % of 2006 Base Salary) (3)
Gerri A. Henwood	Chief Executive Officer and Interim President	$340,000	$178,499.96	$360,399.92	50%
James E. Fickenscher	Chief Financial Officer	$248,000	$112,840	$282,700	45%
Jyrki Mattila, M.D., Ph.D.	Executive Vice President, Business Development, Research and Development, and Technical Operations	$300,000	$110,250	$318,000	40%
Jennifer Evans Stacey, Esq.	Executive Vice President, Secretary and General Counsel	$250,000	$96,250	$262,500	35%
Edward F. Kessig	Vice President, Sales	$215,000	$94,600	$236,500	45%

(1)	Base salary as of December 31, 2005 (does not reflect base salary increase for Mr. Kessig, which is effective retroactive to October 25, 2005).

(2)	Base salary as of February 17, 2005.

(3)	Bonuses will be awarded in accordance with the terms and conditions of our 2006 Bonus Plan. Actual bonus awards will be based on the Company’s performance and the named executive officer’s performance in 2006, ranging from zero percent up to a maximum of 225% of such named executive officer’s 2006 target cash bonus set forth below.

The annual incentive cash bonus awards for the 2005 fiscal year, base salaries increases and 2006 target cash bonus awards were approved by the Compensation Committee after its review of:

•	a report of a compensation consultant hired to review the competitiveness of our compensation programs;

•	each individual’s contribution to our growth during the 2005 fiscal year;

•	the Compensation Committee’s experience with the competitive labor market in our industry; and

•	any other considerations that the Compensation Committee deemed relevant with respect to a particular individual.

The annual incentive cash bonus awards for the 2005 fiscal year, base salaries increases and 2006 target cash bonus awards were deemed appropriate by the Compensation Committee in light the foregoing considerations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: February 24, 2006	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, Secretary and General Counsel